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                                                                    Exhibit 23.7



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 17, 2001 in the Registration Statement (Post-effective Amendment No. 1 to Form S-11 No. 333-53984) and related Prospectus of Apple Hospitality Two, Inc. for the registration of 20,157,894.7 shares of its common stock and Series A preferred stock.


                                             /s/ Ernst & Young LLP



Richmond, Virginia
December 27, 2001